                                                                     EXHIBIT 1.1




                                __________ SHARES


                                COMSTAR.NET, INC.


                                  COMMON STOCK




                             UNDERWRITING AGREEMENT



                                ___________, 1999


SCOTT & STRINGFELLOW, INC.
SUNTRUST EQUITABLE SECURITIES CORPORATION
   As representatives of the several
   Underwriters named in Schedule I hereto
c/o Scott & Stringfellow, Inc.
909 East Main Street
Richmond, Virginia 23219

Dear Sirs:

         comstar.net, inc., a Georgia corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), and certain shareholders of the Company named in Schedule II hereto (the "Selling Shareholders" and, together with the Company, the "Sellers") severally propose to sell to the several Underwriters, an aggregate of __________ shares of the Company's Common Stock, no par value per share (the "Firm Securities"), of which ___________ shares are to be issued and sold by the Company and ___________ shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the number of Firm Securities set forth opposite such Selling Shareholder's name in Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional _________ shares of the Company's Common Stock, no par value per share (the "Optional Securities"), if requested by the Underwriters as provided in Section
3. The Firm Securities and the Optional Securities are collectively referred to herein as the "Securities." The Company's Common Stock, no par value per share, is referred to herein as "Common Stock."

         Additionally, on the First Delivery Date (as defined in Section 5), the Company will sell to Scott & Stringfellow, Inc. ("S&S") for $__________ a warrant to purchase an aggregate of __________ shares of Common Stock (equal to 7.5% of the Firm Securities to be issued and sold by the Company) in substantially the form of Annex I hereto (the "Warrant").

         In connection with the transactions contemplated by this Underwriting Agreement (this "Agreement"), the Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-86877), including a prospectus, relating to the Securities. Any preliminary prospectus included in such registration statement, as amended, or filed by the Company with the Commission pursuant to Rule 424(a) under the Act in connection with the offering of the Securities is referred to herein as a "Preliminary Prospectus." The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to herein as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Securities is referred to herein as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to and agrees with each Underwriter that:

         (a) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) has been declared effective by the Commission, and any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., Richmond, Virginia time, on the date of this Agreement; and the Company has not received and has no knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceeding for that purpose has been instituted or threatened by the Commission.

         (b) The Company has not received and has no knowledge that any order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable requirements of the Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representation and warranty set forth in this Section 1(b) does not apply to statements or omissions in any such Preliminary Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

         (c) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is


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

required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein. The statistical and market-related data included in the Prospectus are based on or derived from independent sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth therein, (i) there has not been any change in the capital stock or long term debt of the Company or Comstar Telecom & Wireless, Inc., a Georgia corporation (the "Subsidiary"), or any issuance of options, warrants or rights to purchase capital stock of the Company or the Subsidiary (except options to purchase up to [___________] shares of Common Stock granted to new employees of the Company under the Company's Amended and Restated 1999 Stock Option and Incentive Plan),
(ii) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, general affairs, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, and (iii) neither the Company nor the Subsidiary has entered into any material transaction or incurred any material liability or obligation, direct or contingent.

         (e) Each of the Company and the Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia, with the requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to own, lease and operate its properties; each of the Company and the Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it is required to be qualified, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the prospects, business, general affairs, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole (a "Material Adverse Effect"); and each of the Company and the Subsidiary holds all licenses, certificates, authorizations, consents, exemptions, qualifications, franchises, permits and other approvals (each, an "Authorization") necessary for the conduct of its business as described in the Registration Statement and the Prospectus.

         (f) The Company has no subsidiaries and owns no equity interests in any other person, except that the Company owns (i) one hundred percent (100%) of the issued and outstanding shares of capital stock of the Subsidiary and (ii) twenty-five percent (25%) of the issued and outstanding shares of capital stock of nschool Communication Systems, Inc., a Georgia corporation ("nschool"). All of the issued and outstanding shares of capital stock of nschool that are owned by the Company and all of the issued and outstanding shares of capital stock of the Subsidiary are duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all security interests, claims, liens, defects, adverse interests and other encumbrances (collectively, "Liens"). The Company has no significant subsidiaries (as defined in Rule 1-02 of the Commission's Regulation S-X).


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

         (g) The authorized capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company (including, without limitation, the Securities to be sold by the Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description of the capital stock of the Company contained in the Registration Statement and the Prospectus; none of the issued and outstanding shares of the Company's capital stock were issued in violation of any preemptive rights of any shareholder of the Company or similar rights; there are no preemptive rights of any shareholder of the Company or similar rights to subscribe for or to purchase any securities of the Company; and except as disclosed in the Registration Statement and the Prospectus, no options or warrants or other rights to purchase or otherwise acquire from the Company or the Subsidiary, no agreements or other obligations to issue and no other rights to convert any security or obligation into shares of capital stock or other ownership interests in the Company or the Subsidiary are outstanding.

         (h) The Company has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. The Company has duly authorized the execution, delivery and performance of the Warrant and, when the Warrant is duly executed and delivered by the Company, the Warrant will be enforceable against the Company, except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which a proceeding may be brought.

         (i) The Securities to be issued and sold by the Company and the shares of Common Stock to be issued pursuant to the Warrant (the "Warrant Shares") have been duly authorized for issuance and sale pursuant to this Agreement and the Warrant, respectively, and, when issued and delivered by the Company against payment therefor as provided herein or in the Warrant, respectively, will be validly issued, fully paid and nonassessable and will conform to the description of the Securities contained in the Prospectus, and the issuance thereof will not be subject to any preemptive rights of any shareholder of the Company or similar rights. The Company has reserved for issuance out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of the Warrant, the full number of shares of Common Stock issuable upon exercise of the Warrant.

         (j) The execution, delivery and performance of this Agreement by or on behalf of the Sellers, the compliance by the Sellers with all of the provisions hereof, the execution, delivery and performance of the Warrant by the Company, the compliance by the Company with all of the provisions thereof (including, without limitation, the issuance and delivery by the Company of the Warrant Shares), the execution, delivery and performance by each Selling Shareholder of such Selling Shareholder's Custody Agreement (as defined in
Section 2(b)), the compliance by such Selling Shareholder with all of the provisions thereof and the consummation of the other transactions contemplated hereby and thereby (including, without limitation, the Company's one-for-two reverse stock split and the amendment and restatement of the Company's Articles of Incorporation and Bylaws, each as described in the Registration Statement and the Prospectus) (collectively, the "Transactions") will not (with or without the giving of notice or the passage of time or both) (i) result in any violation of the Articles of Incorporation or Bylaws of the Company or the Subsidiary, (ii) result in any breach of or default under, or the creation or imposition of any Lien (other than any Lien created pursuant to this Agreement) on or against the Company, the Subsidiary or any of their respective properties or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or any of their respective properties or assets is bound, (iii) violate any constitution, statute, regulation, rule, order or law or any judicial or administrative decree, writ, judgment or order to which the Company, the Subsidiary or any of their respective properties or assets is subject or (iv) result in the suspension, termination or revocation of any Authorization of the Company or the Subsidiary or any other impairment of the rights of the Company or the Subsidiary with respect thereto; except, in the case of clauses (ii), (iii) and (iv), for any default which would not, singly or in the aggregate, have a Material Adverse Effect.

         (k) No Authorization or other action by, or notice to or filing with, any court, governmental authority or regulatory body is required for the consummation of any of the Transactions, except (i) such as have been obtained and (ii) such as may be required under state securities or Blue Sky laws in connection with the offer, sale and distribution of the Securities by the Underwriters.

         (l) Neither the Company nor the Subsidiary is (i) in violation of its Articles of Incorporation or Bylaws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company, the Subsidiary or their respective properties or assets is bound, except, in the case of clause (ii), for any default which would not, singly or in the aggregate, have a Material Adverse Effect.

         (m) Each of the Company and the Subsidiary has good and marketable title to all real and personal property reflected as owned by it in the financial statements referred to in Section 1(s) below or which is otherwise material to its business, in each case free and clear of all Liens, except as disclosed in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary; and any real property and buildings held under lease by the Company or the Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiary, except as disclosed in the Registration Statement and the Prospectus.

         (n) There are no (i) legal or governmental proceedings pending or, to the knowledge of the Company or the Subsidiary, threatened to which the Company or the Subsidiary is or, in the case of threatened proceedings, could be a party or of which any of the properties or assets of the Company or the Subsidiary is or, in the case of threatened proceedings, could be subject (including, without limitation, any action, proceeding or investigation pending or threatened by the Federal Communications Commission (the "FCC") or any state or local public utility commission (each, a "PUC")) that are required to be described in the Registration Statement or the Prospectus and are not so described as required, (ii) constitutions, statutes, regulations, rules, orders, laws, decrees, writs or judgments (including, without limitation, any regulation, rule, order, law, decree, writ or judgment issued by the FCC or any state or local PUC) that are required to be described in the Registration Statement or the Prospectus and are not so described as required or (iii) contracts, instruments or other documents or agreements which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement and are not so described or filed as required. Without limiting the generality of the foregoing sentence, the Company has no reason to believe that any legal or governmental proceedings will be instituted against it or the Subsidiary and, to the best knowledge of the Company, there exists no basis for any legal or governmental proceedings to be instituted against it or the Subsidiary.

         (o) Neither the Company nor the Subsidiary has violated any federal, state, local or foreign constitution, statute, regulation, rule, order, law, decree, writ or judgment (including, without limitation, any constitution, statute, regulation, rule, order, law, decree, writ or judgment relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), or the Foreign Corrupt Practices Act and the rules and regulations thereunder), except for such violations which would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Subsidiary has any material liability (contingent or otherwise) in connection with any Environmental Law or the release into the environment of any substance regulated by any Environmental Law.

         (p) Each of the Company and the Subsidiary has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its assets and properties and to conduct its business (including, without limitation, (i) all Authorizations under any applicable Environmental Law, (ii) all Authorizations of, filings with and notices to, the FCC and all applicable state and local PUCs, and (iii) all other Authorizations under the Telecommunications Act of 1996 (the "1996 Act"), the Communications Act of 1934, as amended (the "Communications Act"), the rules and regulations thereunder and similar applicable law), except where the failure to have any such Authorization or make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company and the Subsidiary are in compliance, in all material respects, with all the terms and conditions thereof and with the applicable rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which (with or without the giving of notice or the passage of time or both) allows revocation, suspension or termination of any such Authorization or results in any other impairment of the rights under any such Authorization; and no such Authorization contains any restriction that is materially burdensome to the Company or the Subsidiary.

         (q) Arthur Andersen LLP, who have certified certain financial statements of the Company and Athens' ISP, Inc., are independent public accountants as required by the Act.

         (r) The Company has previously disclosed and delivered or made available to the Underwriters or their representatives copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, adopted, maintained, sponsored in whole or in part, or contributed to by the Company, its predecessors or any subsidiary of the Company or its predecessors for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans").

         The Company and each predecessor of the Company or a subsidiary of the Company that adopted or contributed to a Company Benefit Plan have maintained all Company Benefit Plans (including, without limitation, filing all reports and returns required to be filed with respect thereto) in accordance with their terms and in compliance with the applicable terms of ERISA and the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the "Code"), except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect. Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service or timely requested such a letter and has at all times been maintained in accordance with Section 401 of the Code, except where any failure to receive or seek such a favorable determination letter or so maintain such Company Benefit Plan would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Subsidiary has engaged in any transaction with respect to any Company Benefit Plan that would subject the Company or the Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except for any such transaction, tax or penalty which would not, singly or in the aggregate, have a Material Adverse Effect.

         Neither the Company nor the Subsidiary is obligated to provide post-retirement medical benefits or any other unfunded post-retirement welfare benefits, except for the provisions of any such benefits which would not, singly or in the aggregate, have a Material Adverse Effect. None of the Company, the Subsidiary or any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with the Company or the Subsidiary has at any time within the last six years sponsored, contributed to or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)). Within the last six years, none of the Company, the Subsidiary or any member of a group of trades or businesses under common control (as defined in ERISA Sections 4001(a)(14) and 4001(b)(1)) with the Company or the Subsidiary has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

         (s) The financial statements of the Company and Athens' ISP, Inc., together with related notes and schedules, as set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company and Athens' ISP, Inc., respectively, on the bases stated therein and at the indicated dates and for the indicated periods, all in accordance with generally accepted accounting principles consistently applied throughout the periods presented, except as noted therein; all adjustments necessary for a fair presentation of results for such periods have been made; the selected financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data respecting the Company and Athens' ISP, Inc. set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and Athens' ISP, Inc. No other financial statements, supporting schedules or other financial information (whether pro forma financial statements or otherwise) are required to be included in the Registration Statement or the Prospectus. As of the date of the Prospectus, the Company is not engaged in substantive discussions with any third party with respect to, or obligated to complete, any acquisitions for which disclosure of pro forma financial information in the Prospectus is required by the Act.

         (t) The Company and the Subsidiary have (i) filed all federal, state, local and foreign income, franchise tax and other tax returns which have been required to be filed, other than those filings being contested in good faith, and (ii) paid all taxes (including, without limitation, withholding taxes), assessments, fees and other charges (including, without limitation, all penalties and interest) due pursuant to such returns or pursuant to any other assessment received by the Company or the Subsidiary, other than those being contested in good faith and for which adequate reserves have been established. All material consequences, if any, resulting from the Company's conversion from a Subchapter S corporation to a Subchapter C corporation under the Code are described in the Registration Statement and the Prospectus.

         (u) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor the Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. Neither the Company nor the Subsidiary has any reason to believe that it will be unable to (i) renew its existing insurance coverage as and when such coverage expires or (ii) obtain similar coverage from similar insurers as may be necessary to continue its business at a cost which is not materially different from its current cost.

         (v) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or the Subsidiary before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or the Subsidiary or (iii) union representation question existing with respect to the employees of the Company or the Subsidiary, except for such actions specified in clause (i), (ii) or (iii) above which would not, singly or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or the Subsidiary.

         (w) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) such controls would prevent or detect errors or irregularities in amounts that would be material to the Company and the Subsidiary, taken as a whole.

         (x) No relationship, direct or indirect, exists between or among the Company and the Subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Subsidiary, on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus and is not so described as required.

         (y) The Company and the Subsidiary own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by the Company or the Subsidiary in connection with the business now operated by them except (i) as disclosed in the Registration Statement and the Prospectus or (ii) where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, (ii) neither the Company nor the Subsidiary is infringing or otherwise violating any Intellectual Property of others and (iii) there are no legal or governmental proceedings pending or, to the knowledge of the Company or the Subsidiary, threatened relating to any Intellectual Property to which the Company or the Subsidiary is or, in the case of threatened proceedings, could be a party, or of which any of the properties or assets of the Company or the Subsidiary is or, in the case of threatened proceedings, could be subject. There are no contracts or other documents relating to any Intellectual Property required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not so filed or described as required.

         (z) The Company has reviewed its operations and made reasonable investigations regarding the operations of any third parties with which the Company or the Subsidiary has a material relationship to evaluate the extent to which the business or operations of the Company and the Subsidiary will be affected by the Year 2000 Problem (as defined below). As a result of such review, except as disclosed in the Registration Statement and the Prospectus, the Company has no reason to believe, and does not believe, that any Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any risk that the computer hardware or software, the internal operating systems or the telephone or network communications connections used in the receipt, transmission, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

         (aa) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (bb) All sales of the Company's securities prior to the date hereof were at all relevant times duly registered under the Act and applicable state securities or Blue Sky laws or were exempt from the registration requirements of the Act and applicable state securities laws, or if such securities were not registered or exempt in compliance with the Act and applicable state securities laws, any private rights of action for rescission or damages arising from the failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches.

         (cc) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company in any registration statement of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company.

         (dd) Neither the Company nor the Subsidiary has taken, and neither the Company nor the Subsidiary will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (ee) The Securities have been approved for listing on the Nasdaq National Market, subject to notice of issuance. The form of the certificate evidencing the Securities complies in all material respects with all applicable requirements of law, the Company's Articles of Incorporation and Bylaws and the Nasdaq National Market.

         (ff) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters on any Delivery Date (as defined in Section 5) shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2.       REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

         Each Selling Shareholder severally and not jointly represents and warrants to and agrees with each Underwriter that:

         (a) Such Selling Shareholder is the lawful owner of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the First Delivery Date will have, good and clear title to such Securities, free of all restrictions on transfer and other Liens.

         (b) Such Selling Shareholder has, and on the First Delivery Date will have, full legal right, power and authority, and all Authorizations required by law, to (i) enter into (A) this Agreement and (B) the Custody Agreement and Power of Attorney signed by such Selling Shareholder and SunTrust Bank, Atlanta, as Custodian (the "Custody Agreement"), relating to (1) the deposit of the Securities to be sold by such Selling Shareholder and (2) the appointment by such Selling Shareholder of certain individuals as such Selling Shareholder's attorneys-in-fact (the "Attorneys"), to the extent set forth therein, relating to the transactions contemplated hereby, thereby and by the Registration Statement, (ii) sell, assign, transfer and deliver the Securities to be sold by such Selling Shareholder in the manner provided herein and therein and (iii) perform such Selling Shareholder's obligations hereunder and thereunder. Pursuant to such Custody Agreement, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Securities to be sold by such Selling Shareholder pursuant to this Agreement.

         (c) This Agreement has been duly executed and delivered by or on behalf of such Selling Shareholder.

         (d) The Custody Agreement of such Selling Shareholder has been duly executed and delivered by such Selling Shareholder and is enforceable against such Selling Shareholder, except to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which a proceeding may be brought.

         (e) Upon delivery of and payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, good and clear title to such Securities will pass to the Underwriters, free of all restrictions on transfer and other Liens.

         (f) Neither the execution, delivery and performance of this Agreement nor the consummation of any of the other Transactions will (with or without the giving of notice of the lapse of time or both) (i) result in any breach of or default under, or the creation or imposition of any Lien (other than any Lien created pursuant to this Agreement) on or against such Selling Shareholder or any of such Selling Shareholder's properties or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such

Selling Shareholder or any of such Selling Shareholder's properties or assets is bound, (ii) violate any constitution, statute, regulation, rule, order or law or any judicial or administrative decree, writ, judgment or order to which such Selling Shareholder or any of such Selling Shareholder's properties or assets is subject or (iii) result in the suspension, termination or revocation of any Authorization of such Selling Shareholder or any other impairment of such Selling Shareholder's rights with respect thereto.

         (g) No Authorization or other action by, or notice to or filing with, any court, governmental authority or regulatory body is required on the part of such Selling Shareholder for the consummation of any of the Transactions, except (i) such as have been obtained and (ii) such as may be required under state securities or Blue Sky laws in connection with the offer, sale and distribution of the Securities by the Underwriters.

         (h) To the knowledge of such Selling Shareholder, (i) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Prospectus does not contain and each Preliminary Prospectus, at the time of filing thereof, did not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(h) do not apply to statements or omissions in the Registration Statement, the Prospectus or any such Preliminary Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein.

         (i) At any time during the period described in Section 6(d), if there is any change in the information referred to in Section 2(h), such Selling Shareholder will immediately notify you of such change.

         (j) Each certificate signed by or on behalf of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         3.       PURCHASE AND SALE OF THE SECURITIES AND LOCK-UP AGREEMENTS.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell _______ Firm Securities to the Underwriters, (ii) each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Securities set forth opposite such Selling Shareholder's name in Schedule II hereto to the Underwriters and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller, at a price per share of $_____ (the "Purchase Price"), a number of Firm Securities (subject to such adjustments to eliminate fractional shares as you may determine) determined by multiplying the number of Firm Securities to be sold by such Seller by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Securities to be purchased by all the Underwriters as set forth in Schedule I hereto. If and to the extent the Underwriters exercise the option to purchase Optional Securities provided below, (i) the Company agrees to issue and sell to the Underwriters the number of Optional Securities as to which such option shall have been exercised and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at the Purchase Price a number of Optional Securities (subject to such adjustments to eliminate fractional shares as you may determine) determined by multiplying the number of Optional Securities as to which such option shall have been exercised by a fraction, the numerator of which is the aggregate number of Firm Securities to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the aggregate number of Firm Securities to be purchased by all the Underwriters as set forth in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company grants the Underwriters the right to purchase at their election up to ______ Optional Securities at the Purchase Price, for the sole purpose of covering overallotments made in connection with the offering of the Firm Securities. The Underwriters may exercise this option to purchase Optional Securities in whole or in part at any time (but only one time) by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters, and such notice shall specify the aggregate number of Optional Securities to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (i.e., on a "T+3" basis in accordance with the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act")), (ii) no earlier than the First Delivery Date and (iii) no later than ten business days after such notice has been given.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of S&S. Notwithstanding the immediately preceding sentence, during such period (a) the Company may (i) grant stock options pursuant to the Company's Amended and Restated 1999 Stock Option and Incentive Plan and Director Stock Option Plan, as in effect on the date hereof, and may issue shares of Common Stock upon the exercise of such options, (ii) issue shares of Common Stock upon the exercise of any option outstanding on the date hereof that was granted under either such plan and (iii) issue shares of Common Stock to be used as the purchase price for any acquisition of another business and (b) each Selling Shareholder may transfer shares of Common Stock pursuant to a bona fide gift; provided that any recipient of Common Stock in any acquisition referred to in clause (a)(iii) above and any recipient of Common Stock pursuant to any gift referred to in clause (b) above shall, prior to such recipient's receipt thereof, agree in writing to be bound by all of the restrictions applicable to the Sellers in the immediately preceding sentence and all of the restrictions applicable to the Selling Shareholders in the second sentence of the next paragraph until 180 days after the date of the Prospectus.

         The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of S&S, other than a registration statement on Form S-8 under the Act with respect to up to (i) 1,150,000 shares of Common

Stock under the Company's Amended and Restated 1999 Stock Option and Incentive Plan and (ii) 300,000 shares of Common Stock under the Company's Director Stock Option Plan. In addition, each Selling Shareholder agrees that, for a period of 180 days after the date of the Prospectus, without the prior written consent of S&S, such Selling Shareholder will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement (each, a "Lock-Up Agreement") executed by (i) each Selling Shareholder, (ii) each of the directors and officers of the Company who is not a Selling Shareholder and (iii) each Shareholder listed on Annex II hereto (each, an "Executing Shareholder") to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of S&S, (A) engage in any of the transactions described in the first sentence of the third paragraph of this Section 3 or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the immediately preceding sentence, during such period, each Executing Shareholder may transfer shares of Common Stock pursuant to a bona fide gift; provided that any recipient of Common Stock pursuant to any such gift shall, prior to such recipient's receipt thereof, agree in writing to be bound by all of the restrictions contained in such Executing Shareholder's Lock-Up Agreement until 180 days after the date of the Prospectus.

         4.       OFFERING BY THE UNDERWRITERS.

         Upon authorization by you of the release of the Securities, the Underwriters propose to publicly offer the Securities for sale as soon after the execution and delivery of this Agreement as in your judgment is advisable and initially to publicly offer the Securities upon the terms and conditions set forth in the Prospectus.

         5.       DELIVERY AND PAYMENT.

         Certificates in definitive form for the Securities to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as you may request upon notice to the Company given at least two business days prior to the First Delivery Date or the Second Delivery Date (as defined below), as the case may be, shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to S&S through the facilities of the Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds. The certificates representing the Securities shall be made available for inspection and packaging not later than 9:00 a.m., Richmond, Virginia time, on the business day prior to the First Delivery Date or the Second Delivery Date, as the case may be, at the office of DTC or its designated custodian, or at such other location which is designated by S&S to the Sellers (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:00 a.m., Richmond, Virginia time, on __________, 1999, or at such other time and date as you, the Company and the Attorneys may agree upon in writing and, with respect to the Optional Securities, 9:00 a.m., Richmond, Virginia time, on the date specified by you in the applicable written notice of the Underwriters' election to purchase such Optional Securities in accordance with the provisions of Section 3, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," and the time and date for delivery of any Optional Securities, if not the First Delivery Date, is herein called a "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." The documents to be delivered on each Delivery Date on behalf of the parties hereto pursuant to Section 8 shall be delivered at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, and the Securities shall be delivered at the Designated Office, all on the applicable Delivery Date.

         6.       AGREEMENTS OF THE COMPANY.

         The Company agrees with the Underwriters:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 6(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification shall have been issued, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 6(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities, to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (d) Prior to 10:00 a.m., Richmond, Virginia time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in Richmond, Virginia to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) Prior to the public offering of the Securities and promptly from time to time thereafter, to take such actions as you or your counsel may reasonably request to qualify, and otherwise to cooperate with you and your counsel in connection with the qualification of, the Securities for offering and sale under the securities laws of such jurisdictions as you may request, and to comply with such laws so as to permit offers, sales and dealings with respect to the Securities in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any Preliminary Prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

         (f) To mail and make generally available to its shareholders as soon as practicable an earnings statement covering the twelve-month period ending __________, 2000 [ONE YEAR AFTER THE END OF THE COMPANY'S FISCAL QUARTER IN WHICH THE CLOSING WILL OCCUR] that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (g) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished (whether financial or other) to the record holders of Common Stock or furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed and such other information concerning the Company and its subsidiaries as you may reasonably request from time to time, other than any report or other communication which has been filed with the Commission under its EDGAR system and is publicly available.

         (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Shareholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to be issued and sold by the Company, including, without limitation, any transfer or other taxes payable in connection therewith, (iii) all costs of printing or reproducing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Securities, (iv) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and any other jurisdiction required under Section 6(e) and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including, without limitation, the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Securities on the Nasdaq National Market, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section 6(h) or in Section 7 (including, without limitation, the costs and expenses of any "road show" undertaken in connection with the offering or sale of the Securities). In addition, all out-of-pocket expenses (including, without limitation, counsel fees, disbursements and expenses) incurred by the Underwriters in connection with investigating, preparing to market and marketing the Securities and proposing to purchase and purchasing the Securities under this Agreement will be borne and paid by the Company if the sale of the Securities provided for herein is not consummated by reason of the termination of this Agreement pursuant to
Section 11 or 13(b)(i)(A) or by reason of the failure of any Seller to satisfy any of the conditions in Section 8 required to be satisfied by such Seller. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for allocation of such expenses among themselves.

         (i) To use its best efforts to list the Securities for quotation on the Nasdaq National Market and to maintain the listing of the Securities on the Nasdaq National Market for a period of one year after the date of this Agreement.

         (j) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to each Delivery Date, as applicable, and to satisfy all conditions precedent to the delivery of the Securities.

         (k) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Securities, to file a Rule 462(b) Registration Statement with the Commission registering the Securities not so covered in compliance with Rule 462(b) by 10:00 p.m., Richmond, Virginia time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         (l) If, during the time a prospectus relating to the Securities is required to be delivered by any Underwriter or its affiliates under the Act, the Exchange Act or other applicable law, to (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or amend or supplement the Prospectus when necessary to reflect any material changes in the information provided therein and promptly file such amendment or supplement with the Commission, (iii) provide such Underwriter with copies of each amendment or supplement so filed and such other documents, including opinions of counsel and "comfort" letters, as such Underwriter may reasonably request and (iv) indemnify such Underwriter and, if applicable, contribute to any amount paid or payable by such Underwriter in a manner substantially identical to that specified in Section 9 (with appropriate modifications).

         (m) To file with the Commission, from time to time after the effective date of the Registration Statement, such reports as are required by the Act and the Exchange Act, and to also file with the securities commissions in jurisdictions where the Securities have been sold by any Underwriter (as you shall have advised us in writing) any such reports as are required to be filed by the securities acts and the regulations of those jurisdictions.

         (n) If at any time during the 25-day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), to, after written notice from you advising the Company do so, prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (o) To take no action directly or indirectly through any of its subsidiaries, officers, directors or affiliates or otherwise, that is designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock.

         (p) To not invest or otherwise use the proceeds received by the Company from its sale of Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

         (q) To maintain a transfer agent and, if necessary under the laws of the State of Georgia, a registrar for the Securities.

         (r) On the First Delivery Date, to duly issue and sell the Warrant to S&S in accordance with the terms hereof and thereof.

         (s) During the period within which the Warrant may be exercised, to at all times have reserved for issuance out of its authorized but unissued Common Stock, solely for issuance and delivery upon exercise of the Warrant, the full number of shares of Common Stock issuable upon exercise of the Warrant.

         (t) To file timely and accurate reports with the Commission regarding the use of the offering proceeds in accordance with Rule 463 under the Act or any successor provision.

         7.       AGREEMENTS OF THE SELLING SHAREHOLDERS.

         Each Selling Shareholder agrees with you and the Company:

         (a) To pay or to cause to be paid all costs and expenses related to the transfer and delivery of the Securities to be sold by such Selling Shareholder, including, without limitation, any transfer or other taxes payable in connection therewith.

         (b) To do and perform all things to be done and performed by such Selling Shareholder under this Agreement prior to the First Delivery Date and to satisfy all conditions precedent to the delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement.

         8.       CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Securities under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All representations and warranties and other statements of the Company and the Selling Shareholders herein shall be true and correct on the First Delivery Date with the same force and effect as if made on and as of the First Delivery Date, and the Company and each Selling Shareholder shall have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company or such Selling Shareholder, as the case may be, on or prior to the First Delivery Date.

         (b) All filings required by Rule 424, Rule 430A, Rule 434 or Rule 462(b) under the Act, if applicable, shall have been duly made; if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Richmond, Virginia time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no Underwriter shall have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact which, in your good faith judgment, is material or omits to state a fact which, in your good faith judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that any Preliminary Prospectus, the Prospectus or any supplement thereto contains an untrue statement of fact which, in your good faith judgment, is material, or omits to state a fact which, in your good faith judgment, is material and is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) You shall have received on the First Delivery Date a certificate dated the First Delivery Date, signed by J. Cary Howell, the Company's Chief Executive Officer, and Christopher K. Martin, the Company's Chief Financial Officer and Treasurer, confirming, among other things, the matters set forth in Sections 1(d) and 8(b) and to the effect that (i) all representations and warranties and other statements of the Company in this Agreement are true and correct on the First Delivery Date with the same force and effect as if made on and as of the First Delivery Date and (ii) the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the First Delivery Date.

         (d) You shall have received on the First Delivery Date a certificate dated the First Delivery Date from each Selling Shareholder to the effect that (i) all representations and warranties and other statements of such Selling Shareholder in this Agreement are true and correct on the First Delivery Date with the same force and effect as if made on and as of the First Delivery Date and (ii) such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Shareholder on or prior to the First Delivery Date.

         (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), (i) there shall not have been any change in the capital stock or long term debt of the Company or the Subsidiary or any issuance of options, warrants or rights to purchase capital stock of the Company or the Subsidiary (except options to purchase up to [___________] shares of Common Stock granted to new employees of the Company under the Company's Amended and Restated 1999 Stock Option and Incentive Plan),
(ii) there shall not have been any change or any development involving a prospective change in or affecting the business, general affairs, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, and (iii) neither the Company nor the Subsidiary shall have entered into any transaction or incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause
(i), (ii) or (iii), in your judgment is material and adverse and, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

         (f) On or prior to the First Delivery Date there shall not have occurred any of the following: (i) the suspension of trading of any securities of the Company or, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the prospects, business, general affairs, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, or any material adverse events or conditions in the industry of the Company or the Subsidiary or involving their competitors or comparable companies generally,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the declaration of a banking moratorium by federal authorities or authorities of the States of Georgia, New York, North Carolina or Virginia, (iv) the outbreak or escalation of hostilities or other national or international calamity or crisis that, in your good faith judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus, (v) the enactment, publication, decree or other promulgation of any constitution, statute, regulation, rule, order, law, decree, writ or judgment of any court or other governmental authority which in your good faith opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your good faith opinion has a material adverse effect on the financial markets in the United States or (vii) any adverse change in general economic, political, financial or international conditions which has an adverse impact on trading prices of securities that, in your good faith judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

         (g) The Company shall have furnished or caused to be furnished to you the agreements provided for in the last paragraph of Section 3, which agreements shall be in full force and effect on the First Delivery Date.

         (h) The Securities shall have been duly listed for quotation on the Nasdaq National Market.

         (i) You shall have received, on each of the date hereof and the First Delivery Date, a letter dated the date hereof or the First Delivery Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain information contained in the Registration Statement and the Prospectus.

         (j) You shall have received on the First Delivery Date an opinion (satisfactory to you and counsel for the Underwriters), dated the First Delivery Date, of Nelson, Mullins, Riley & Scarborough, L.L.P., counsel for the Company and the Selling Shareholders, to the effect set forth in Annex III.

         (k) You shall have received on the First Delivery Date an opinion (satisfactory to you and counsel for the Underwriters), dated the First Delivery Date, of Arnall, Golden & Gregory LLP, special communications counsel for the Company, to the effect set forth in Annex IV.

         (l) You shall have received on the First Delivery Date an opinion (satisfactory to you and counsel for the Underwriters), dated the First Delivery Date, of Jones & Askew, L.L.P., special intellectual property counsel for the Company, to the effect set forth in Annex V.

         (m) You shall have received on the First Delivery Date an opinion (satisfactory to you), dated the First Delivery Date, of Alston & Bird LLP, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Securities being issued on the First Delivery Date, the Registration Statement, the Prospectus and such other related matters as you may request, and such counsel shall have received such agreements, instruments, documents and other information as they may request to enable them to pass upon such matters.

         (n) The Company and the Selling Shareholders shall not have failed on or prior to the First Delivery Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholders on or prior to the First Delivery Date.

         (o) The Company shall have duly issued and sold the Warrant to S&S on the First Delivery Date in accordance with the terms hereof and thereof, and, upon such issuance and sale, the Warrant shall be exercisable in accordance with and subject to its terms.

         (p) You shall have received on the First Delivery Date such additional documents (including, without limitation, opinions of counsel, certificates and agreements) as you may reasonably request.

         The several obligations of the Underwriters to purchase any Optional Securities hereunder are subject to (A) the delivery to you on the Second Delivery Date of such documents (including, without limitation, opinions of counsel, certificates and agreements) as you may reasonably request with respect to the Company and the issuance of the Optional Securities and (B) the satisfaction of such conditions as you shall reasonably determine in connection therewith.

         9.       INDEMNIFICATION AND CONTRIBUTION.

         (a) Each Seller agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments, whether joint, several or otherwise, and whether under the Act or otherwise, caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Sellers severally and not jointly agree to reimburse each Underwriter, its directors, its officers and each such control person for any legal or other expenses (including, without limitation, the reasonable fees and expenses of counsel) actually incurred in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action, claim or other matter, promptly as such expenses are incurred; provided, however, that no Seller shall be liable in any such case to the extent that any such loss, claim, damage, liability or judgment is caused by, arises out of or is based upon any such untrue statement or omission or based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver the Prospectus, as then amended or supplemented (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the First Delivery Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. Notwithstanding the foregoing, the aggregate liability of any Selling Shareholder pursuant to this Section 9(a) and
Section 9(e) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Shareholder from the Underwriters for the sale of the Securities sold by such Selling Shareholder hereunder.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify, hold harmless and reimburse (i) the Company, each of its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter and (ii) each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from such Selling Shareholder to such Underwriter, but in the case of Sections 9(b)(i) and 9(b)(ii) only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Promptly after receipt by any person that may seek indemnity under Section 9(a) or 9(b) (an "indemnified party") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against a person against whom such indemnity may be sought under Section 9(a) or 9(b) (an "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and participate therein, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such action (including, without limitation, any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party would present such counsel with a conflict of interest under applicable standards of professional conduct due to actual or potential differing interests between them or that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). It is understood that the indemnifying party shall not be liable, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Sellers, the Company's directors and officers who sign the Registration Statement and all persons, if any, who control any Seller within the meaning of either such section. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriter, such firm shall be designated in writing by S&S. In the case of any such separate firm for the Sellers, the Company's directors or officers who sign the Registration Statement or such control persons of any Seller, such firm shall be designated in writing by the Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of settlement of any action (i) effected with its written consent or (ii) effected without its written consent if (A) such settlement is entered into more than 30 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for legal or other expenses (including, without limitation, the fees and expenses of counsel), in any case where such fees and expenses are at the expense of the indemnifying party, and (B) such indemnifying party shall not have complied with such reimbursement request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, claims, damages, liabilities or judgments (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement, shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by any Seller on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action, claim or other matter. Notwithstanding the provisions of this Section 9(d), (i) the provisions of the Agreement Among Underwriters entered into among the Underwriters in connection herewith shall govern contribution among the Underwriters and (ii) no Underwriter (except as provided in such Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 9(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

                  (e) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. Each Seller agrees, severally and not jointly, to reimburse the several Underwriters, their directors and officers, and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing any of their rights hereunder (including, without limitation, pursuant to this Section 9).

                  (f) Each Selling Shareholder hereby designates comstar.net, inc., 2812 Spring Road, Suite 210, Atlanta, Georgia 30339, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9, and each Selling Shareholder will accept the jurisdiction of such court in such action and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Shareholder at the address for notices specified in Section 14.

         10.      SUBSTITUTION OF UNDERWRITERS.

                  (a) If one or more of the Underwriters fails or refuses to purchase on any Delivery Date the Securities agreed hereunder to be purchased on such Delivery Date by such Underwriter or Underwriters, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date by all Underwriters, the non-defaulting Underwriters shall be obligated, severally, in the proportions that the number of Firm Securities set forth opposite their respective names on

Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities (whether Firm Securities or Optional Securities) which any Underwriter has agreed to purchase on a Delivery Date pursuant to Section 3 be increased pursuant to this Section 10 by an amount in excess of one-ninth of the Securities such Underwriter has agreed to purchase on such Delivery Date, without the written consent of such Underwriter.

                  (b) If (i) one or more of the Underwriters fails or refuses to purchase the Firm Securities on the First Delivery Date, and the aggregate number of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Firm Securities to be purchased on such date by all Underwriters and (ii) arrangements satisfactory to you, the Company and the Selling Shareholders for purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on your part or on the part of any non-defaulting Underwriter or any Seller, except as provided in Section 12. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the First Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If one or more of the Underwriters fails or refuses to purchase Optional Securities on the Second Delivery Date, and the aggregate number of Optional Securities with respect to which such default occurs exceeds 10% of the aggregate number of Optional Securities to be purchased on such date by all Underwriters, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Optional Securities (without liability on your part or on the part of any non-defaulting Underwriter or any Seller, except as provided in Section 12) or (ii) purchase not less than the number of Optional Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default.

         This Section 10 will not affect the liability of the defaulting Underwriters to the Sellers or the non-defaulting Underwriters arising out of such default. A substitute Underwriter under this Section 10 will be deemed an Underwriter for all purposes of this Agreement.

         11.      DEFAULT BY THE SELLERS.

         If any Selling Shareholder shall fail to sell the number of Securities that such Selling Shareholder is obligated to sell hereunder, you may, at your option, by notice to the Company, either (i) require the Company to issue and sell in the offering of Securities contemplated hereby a number of shares of Common Stock equal to the number of Securities as to which such Selling Shareholder has defaulted or such lesser number of shares of Common Stock as you may request (whereupon such shares of Common Stock shall be treated as Securities for all purposes hereof), or (ii) terminate this Agreement without liability on your part or on the part of the Underwriters.

         If the Company shall fail to issue and sell the number of Securities that it is obligated to issue and sell hereunder, you may, at your option, by notice to the Company terminate this Agreement without any liability on your part or on the part of the Underwriters.

         In any such case under this Section 11 which does not result in the termination of this Agreement, either you or the non-defaulting Sellers shall have the right to postpone the applicable Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         12.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any controlling person of any Underwriter, the Company, the officers or directors of the Company, any controlling person of the Company, any Selling Shareholder or any controlling person of any Selling Shareholder, and will survive delivery of and payment for the Securities. In addition, the agreements of the Company in
Section 6(h) and the agreements of the parties hereto in Section 9 and this
Section 12 shall survive any termination or cancellation of this Agreement.

         13.      EFFECTIVENESS; TERMINATION.

                  (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  (b) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company prior to the delivery of any payment for the Securities, if prior to the First Delivery Date there shall have occurred any of the following: (i) (A) the suspension of trading of any securities of the Company or, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the prospects, business, general affairs, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole, or (B) since the respective dates as of which information is given in the Registration Statement and the Prospectus any material adverse events or conditions in the industry of the Company or the Subsidiary or involving their competitors or comparable companies generally,
(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the declaration of a banking moratorium by federal authorities or authorities of the States of Georgia, New York, North Carolina or Virginia, (iv) the outbreak or escalation of hostilities or other national or international calamity or crisis that, in your good faith judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus, (v) the enactment, publication, decree or other promulgation of any constitution, statute, regulation, rule, order, law, decree, writ or judgment of any court or other governmental authority which in your good faith opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your good faith opinion has a material adverse effect on the financial markets in the United States or (vii) any adverse change in general economic, political, financial or international conditions which has an adverse impact on trading prices of securities in general that, in your good faith judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to this Section 13(b) shall not give rise to any liability on the part of any party hereto, except as provided in Sections 6(h) and 12.

         14.      NOTICES.

         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, hand delivery, overnight courier or facsimile transmission to: Scott & Stringfellow, Inc., 909 East Main Street, Richmond, Virginia 23219, Attention:
Corporate Finance Department, Facsimile: (804) 649-0990, with a copy (which shall not constitute notice) to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: M. Hill Jeffries, Esq., Facsimile: (404) 881-4777; and if to the Company or the Selling Shareholders shall be sufficient in all respects if delivered or sent by mail, hand delivery, overnight courier or facsimile transmission to the address of the Company set forth on the cover page of the Registration Statement, Attention: J. Cary Howell, Chief Executive Officer, with a copy (which shall not constitute notice) to Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, Attention: Charles D. Vaughn, Esq., Facsimile:
(404) 817-6050. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15.      SUCCESSORS.

         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent expressly provided herein, the officers and directors of the Company, the officers and directors of each Underwriter and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         16.      TIME OF THE ESSENCE.

         Time shall be of the essence in the performance under this Agreement.

         17.      BUSINESS DAY.

         As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         18.      APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         19.      CAPTIONS.

         The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

         20.      COUNTERPARTS; EXECUTION BY FACSIMILE.

         This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery thereof.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, this letter Agreement such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        COMSTAR.NET, INC.



                                        By:
                                           ------------------------------------
                                           Name: J. Cary Howell
                                           Title: Chief Executive Officer



                                        SELLING SHAREHOLDERS NAMED IN
                                        SCHEDULE II HERETO



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: Attorney-in-Fact

Accepted and agreed:

SCOTT & STRINGFELLOW, INC.
SUNTRUST EQUITABLE SECURITIES
     Acting severally on their behalf and
     on behalf of the several Underwriters
     named in Schedule I hereto

     By:   SCOTT & STRINGFELLOW, INC.


           By:
              --------------------------------------
              Name:
              Title:

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                                   Number of Firm Securities
                                  Underwriters                                          To Be Purchased
                                  ------------                                          ---------------

  Scott & Stringfellow, Inc..............................................
  SunTrust Equitable Securities Corporation..............................







                                                 Total...................


                                   SCHEDULE II

                              SELLING SHAREHOLDERS


                                                                                   Number of Firm Securities
                                     Names                                                 Being Sold
                                     -----                                                 ----------
  J. Cary Howell.........................................................
  Edward N. Landa........................................................
